UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Prospect Avenue, N.W.	44115
Cleveland, Ohio	(Zip Code)
(Address of Principal
Executive Offices)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 14, 2009, the Compensation and Management Development Committee (“Compensation Committee”) of the Board of Directors of The Sherwin-Williams Company (“Sherwin-Williams”) approved the termination of Sherwin-Williams’ grantor trust program effective December 31, 2009. The grantor trust program was initiated in 2003 in order to provide those employees who had accumulated a significant retirement benefit in Sherwin-Williams’ deferred compensation plan with financial security equal to that provided under Sherwin-Williams’ qualified retirement plans. All of our executive officers participate in the grantor trust program. The grantor trust program is described on page 27 of Sherwin-Williams’ Proxy Statement for its Annual Meeting of Shareholders held on April 15, 2009. Since 2003, employees who have been eligible to participate in the grantor trust program have not been eligible to participate in the deferred compensation plan. Accordingly, the Compensation Committee also approved amendments to The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan (“Deferred Compensation Plan”), including amendments that permit those executives to be eligible to participate in the Deferred Compensation Plan effective January 1, 2010. The Deferred Compensation Plan is a nonqualified plan that provides participating employees with the employer contributions the employees would have received under Sherwin-Williams’ qualified retirement plans, but for federal tax limitations. Amounts deferred are credited with market earnings based on the same investment choices available to all employees under Sherwin-Williams’ qualified retirement plans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

December 15, 2009	By:	/s/ L.E. Stellato
L.E. Stellato
Senior Vice President, General Counsel and Secretary

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